CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Kinder Morgan Energy Partners, L.P. of our report dated January 30, 1998 appearing on page F-1 of Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K dated March 5, 1998, as amended. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ Price Waterhouse LLP
Los Angeles, California
April 13, 1998